UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 7, 2007

                           ALBANY INTERNATIONAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                    0-16214                14-0462060
   ------------------------------    -----------------     -------------------
   (State or other jurisdiction        (Commission          (I.R.S. Employer
        of incorporation)              File Number)        Identification No.)

          1373 Broadway, Albany, New York                         12204
   -----------------------------------------------         -------------------
      (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (518) 445-2200

                                      None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))


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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On May 7, 2007, the Company announced a plan to cease manufacturing operations at its Albany Door Systems operation in Halmstad, Sweden. In its Quarterly Report on Form 10-Q filed on May 9, 2007, the Company reported that the implementation and timing of this plan were subject to local legal requirements and works council and trade union notifications and consultations. Given these requirements, the Company was at the time unable to determine the amount of expense to be incurred for severance and termination payments, and therefore was unable to determine total costs expected to be incurred.

The Company has now determined that it expects to incur charges during the second quarter of approximately $2.4 million, of which approximately $1.8 million will be for severance and other termination expense. The balance relates primarily to lease termination expense. All of the charges will result in cash expenditures during the second half of 2007.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ALBANY INTERNATIONAL CORP.

                                             By:    /s/ Michael C. Nahl
                                                    ----------------------------
                                             Name:  Michael C. Nahl
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

Date: June 8, 2007